Exhibit 99.3

October 13, 2017

STOCK PURCHASE AGREEMENT (“SPA”)

SPAR Marketing Force, Inc. (“Buyer”) will purchase. from Richard Justus (“Seller”) 2% of the stock in Resource Plus of North Florida, Inc (“RP”), 1% of the stock in Mobex of North Florida, Inc. and 1% of the ownership interests in Leasex, LLC. (collectively, the “Acquired Stock” and the “Acquired Company or Companies”) on the Closing Date. On the date this SPA is signed (“Signing Date”), Seller will transfer the Acquired Stock of the Acquired Companies to Foley & Lardner LLP, a Wisconsin limited liability partnership (“Escrow Agent”) for deposit into an escrow account and the Buyer will transfer $50,000 to the Escrow Agent for deposit into an escrow account.

1.	Purchase price for the Acquired Stock.
a.	$150,000 Purchase Price (“PP”).
b.

$50,000 (“Down Payment”) to be put into escrow and paid to Seller on December 31, 2017 (“Closing Date”) and deducted from PP. Upon payment of the Down Payment, Seller shall instruct the Escrow Agent to release the Acquired Shares to Buyer.

c.	Buyer will sign and guarantee a promissory note in favor of Seller in the amount of $100,000 (“Purchase Note”).
d.

All subsequent payments (“Subsequent Payments”) will be paid on December 31 of succeeding years starting in 2018 and, when paid, will be deducted from the Purchase Note until paid in full. The first payment of $33,333 will be paid on December 31, 2018. The second payment of $33,333 will be paid on December 31, 2019. The third payment of $33,334 will be paid on December 31, 2020.

e.

Payments will be made from SPAR’s share of distributions (“SPAR Distributions”) from the RP, but if, in any year, there are not enough distributions to pay the Subsequent Payment due that year, Buyer will pay the difference between the distributions and the Subsequent Payment due to Seller for such year.

f.	Any Bonus Payments (as defined in Section 6).
g.	Any Incentive Consulting Fees (as defined in Section 8).

2.

Should the net worth be below $2,700,000 as determined by the Acquired Companies’ independent auditors under US GAAP and shown on the audited balance sheet of RP as of December 31, 2017 (“Closing Balance Sheet”), 2% of the difference between $2,700,000 and the net worth shown on the Closing Balance Sheet will be deducted from the total final purchase price, and the Down Payment shall be reduced by such amount.

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3.

2% of any distributions taken out by Seller after August 1, 2017 will be deducted from PP; provided, however that any amounts paid to Seller for the repayment of loans made to the Acquired Companies shall not be considered distributions.

4.

Seller agrees that no discussion will be held with any other potential purchaser prior to December 31, 2017. Should Buyer and Seller not close on the Closing Date, Seller may discuss the sale of the Acquired Companies with other parties.

5.	Conditions precedent to Closing
a.	Buyer receiving all the stock owned by Joe Paulk (“JP”) in the Acquired Companies.
b.	Execution of an escrow agreement.
c.	Execution of an employment terms agreement in accordance with the terms in Section 10.
d.	Execution of a shareholder agreement in accordance with the terms in Section 11.
e.	Execution of a noncompetition and confidentiality agreement.
f.	The satisfactory completion of legal due diligence and business and financial due diligence both as determined in Buyer’s sole discretion.

6.     Seller will be paid a $4,000 bonus each year the Acquired Companies make a minimum of $1,500,000 in EBITDA for 2018-2022 and an additional $4,000 year for each year from 2018-2022 RP makes a minimum of $2,000,000 EBITDA up to a maximum payment of $20,000 (together, the “Bonus Payments”).

“EBITDA” – net income plus taxes plus interest expense minus interest income, plus depreciation and amortization, and minus capital expenditures, as calculated using the audited financial statements of RP prepared by the Acquired Companies’ independent auditors (“AFS”). Any amount of overhead charged to an Acquired Company other than charges for direct expenses as approved by such Acquired Company or for an arm’s length allocation of shared expenses by Buyer as approved by such Acquired Company will be added to EBITDA for the purposes of calculating the bonus payments.

7.     The Bonus Payments for each year from 2018-2022 shall be calculated as follows:

a.	if EBITDA is greater than or equal to $1,500,000, then Seller will be paid $4,000 within 60 days of Buyer’s delivery of the AFS in each such year.
b.	if EBITDA is greater than $2,000,000, then Seller will be paid an additional $4,000 within 60 days of Buyer’s delivery of the AFS for a total of $100,000 for the year, in each such year.
c.

if in any year from 2018-2021 EBITDA is less than $1,500,000, then the EBITDA in such year will be subtracted from $1,500,000 (the “Shortfall”), and the Shortfall will be added to the $1,500,000 threshold and the threshold for calculating any such Bonus Payment shall be thereby increased (the “Bonus Recoup”) for the subsequent year only.

d.	if a Bonus Recoup is exceeded in the subsequent year, then Seller will be paid $4,000 that was unpaid from the prior year.
e.

if in any year from 2018-2021 EBITDA is less than $2,000,000, then the EBITDA in such year will be subtracted from $2,000,000 (the “High Shortfall”), and the High Shortfall will be added to the $2,000,000 threshold and the threshold for calculating any such Bonus Payment shall be thereby increased (the “High Bonus Recoup”) for the subsequent year only.

f.	if the High Bonus Recoup is exceeded in the subsequent year, then Seller will be paid $4,000 that was unpaid from the prior year.
g.	any Bonus Recoup or High Bonus Recoup received in a given year will not impact the Bonus Payments paid to Seller if EBITDA in such year is greater than $1,500,000 or $2,000,000.

8.

For the calendar years 2018 – 2020 inclusive, Seller shall be paid an independent consulting fee (each an “ICF”) equal to 50% of the EBITDA of the Acquired Companies that is over BAEO in such year. EBITDA is to be based on AFS and Seller will be paid within 60 days of Buyer’s delivery of the AFS in each such year. Seller’s ICFs are independent of any shareholder distributions.

“Base Annual EBITDA Objective or BAEO” shall be $2,000,000.

9.	The ICF for each year from 2018-2020 shall be calculated as follows:
a.

if in any year from 2018-2019, EBITDA is less than the BAEO, then the EBITDA in such year will be subtracted from the BAEO (the “ICF Shortfall”), and the ICF Shortfall will be added to the BAEO threshold and the threshold for calculating any such ICF shall be thereby increased (the “ICF Recoup”) for the subsequent year only

b.	There will be no carryover amounts in the year 2020.
c.	if an ICF Recoup is exceeded in the subsequent year, then Seller will be paid the ICF that was unpaid from the prior year.
d.	any ICF Recoup received in a given year will not impact the ICF paid to Seller if EBITDA in such year is greater than the BAEO.

10.	Buyer and Seller will enter into an employment terms and severance agreement, dated as of Closing Date, through December 31, 2020 containing the following terms:
a.	Salary $200,000 annually.
b.	Bonus of $160,000 based on the Acquired Companies reaching $640,000 in EBITDA. This to be paid in advance in 26 equal payments throughout the year.
c.	Seller will sign a non-compete and confidentiality agreement.

11.

There will be a shareholder agreement executable after December 31, 2020, which shall include normal non-dilutive, tagalong rights and other normal and customary business terms. The shareholder agreement will provide Seller with a put right upon his separation from service for any reason. In the event of an exercise of the put right, Buyer shall have the option to either (a) purchase Seller’s equity in the Acquired Companies pursuant to the shareholder agreement at a purchase price equal to the amount paid for Joe Paulk’s equity in the Acquired Companies (on a per share basis) or (b) force the sale of all of the equity in the Acquired Companies to an unaffiliated third party purchaser with the purchase price to be divided between Buyer and Seller in proportion to their respective ownership of such equity.

12.

From 2018-2020, in the event Seller’s employment is terminated by Buyer for any reason other than for cause, Buyer shall pay Seller severance pay in an amount equal to one year of his annual compensation, which shall be paid in lump sum on the date Seller separates from service.

13.	Seller represents and warrants:
a.

Seller has full power and authority to enter into this SPA and any agreements and instruments contemplated herein (collectively, the “Transaction Documents”), to carry out the obligations hereunder and thereunder and to consummate the transactions hereby and thereby. Seller has duly authorized the execution, delivery and performance of the Transaction Documents.

b.

All of the Acquired Stock has been duly authorized and validly issued in compliance with all legal requirements and are fully paid and non-assessable and owned by Seller free and clear of any encumbrances.

c.

The Acquired Companies have no liabilities of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities reflected or reserved against on the respective balance sheet of each Acquired Company as of the Closing Date.

d.

In connection with the Transaction Documents and any other certificate or statement made to Buyer by or on behalf Seller in connection with the transactions contemplated hereby, Seller has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

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Richard Justus

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Spar Marketing Force, Inc. by Christiaan M. Olivier